Exhibit 16.1

                                                          Audit o Tax o Advisory

                                                              Grant Thornton LLP
                                             175 W Jackson Boulevard, 20th Floor
                                                          Chicago, IL 60604-2687

                                                                  T 312.856.0200
                                                                  F 312 565 4719
                                                           www.GrantThornton.com





August 15, 2008

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE
Washington, DC 20549

Re:    Innovex, Inc.
       File No. 0-13143


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Innovex, Inc. dated August 15, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,



/s/Grant Thornton LLP
---------------------
GRANT THORNTON LLP